                         THIS LEASE AGREEMENT
                         --------------------

                     MADE THE 10TH OF MARCH 1997

LESSOR:      INDUSTRIAL OFFICE ASSOCIATES / A PARTNERSHIP
                     1140 HOLLAND DRIVE, SUITE #1
                      BOCA RATON, FLORIDA 33487

LESSEE:               HYDRON TECHNOLOGIES, INC.
                     1001 YAMATO ROAD SUITE #403
                      BOCA RATON, FLORIDA 33431

PREMISES:        1120 HOLLAND DRIVE, SUITES #9 & #19
                      BOCA RATON, FLORIDA 33487

USE: SUPPLY WAREHOUSE FOR DISTRIBUTOR OF HEALTH & BEAUTY PRODUCTS

SQUARE FOOTAGE:           3,200 SQUARE FEET

RENT:                    $27,168.00 PER YEAR

COMMENCEMENT DATE:          APRIL 10, 1997

EXPIRATION DATE:            APRIL 9, 2000

SECURITY:                     $9,000.00

INSURANCE:              $500,000 / $1,000,000

                                  LEASE INDEX
                                  ___________

1st Premises                                 25th Attorney's Fee
---                                          ----

2nd Term                                     26th Bankruptcy
---                                          ----

3rd Rent                                     27th Homestead Exemption
---                                          ----

4th Accord and Satisfaction                  28th Waiver of Estoppel
---                                          ----

5th C.P.I. Increase                          29th Mortgage Subordination
---                                          ----

6th Late Charge                              30th Condemnation
---                                          ----

7th Use                                      31st Recapture
---                                          ----

8th Occupational License                     32nd Operating Expenses and Real
---                                          ---- Estate

9th Repairs and Maintenance                  33rd Deposits and Advances
---                                          ----

10th Quiet Enjoyment                         34th Security Deposit
----                                         ----

11th Assignment                              35th Notices
----                                         ----

12th Binding Contract                        36th Time of the Essence
----                                         ----

13th Utilities                               37th Brokerage
----                                         ----

14th Signs                                   38th Recordation
----                                         ----

15th Parking, Common Areas and Building      39th Entire Agreement
---- Security                                ----

16th Alteration to the Premises/Removal      40th Validity of Lease
---- of Equipment                            ----

17th Lessor's Right to Perform Building      41st Estoppel Certificates

---- Renovation                              ----

18th Liens                                   42nd Hazardous Substance
----                                         ----

19th Casualty                                43rd Relocation
----                                         ----

20th Insurance                               44th Non-Disclosure
----                                         ----

21st Liability and Personal Property         45th Water Consumption
----                                         ----

22nd Nonliability for Injury,                46th Trash and Garbage Removal
---- Loss or Damage                          ----

23rd Inspection and Repair                   47th Option Period
----                                         ----

24th Default                                 48th Right of First Offer
----                                         ----

                  UPON THE FOLLOWING CONDITIONS AND COVENANTS

    THIS LEASE, made and entered into this 10th day of March, 1997, by and between INDUSTRIAL OFFICE ASSOCIATES (the "Lessor"), a Florida partnership authorized to transact business in the State of Florida, whose address is 1140 Holland Drive, Suite 1, Boca Raton, Florida 33487, and HYDRON TECHNOLOGIES, INC., 1001 Yamato Road Suite #403, Boca Raton, Florida 33431 (the "Lessee").

    Lot 7, Block 4, South Congress Industrial Park as recorded in Official Record Book 33, Pages 45 and 46 in and for Palm Beach County, Florida.

    In consideration of the mutual promises, covenants and conditions herein contained, and the rent reserved by Lessor, to be paid by Lessee to Lessor, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor, that certain real property situated in Palm Beach County, Florida, hereinafter described for the terms and conditions hereinafter set forth.

    1st:   PREMISES.  The real property (the "Premises") hereby leased, let and demised by Lessor unto Lessee is Suites #9 & #19 of 1120 Holland Drive, the "Building" situated within the South Congress Industrial Park in Boca Raton, Florida. The relative size and location of the Premises within the Building are approximately 29 by 55 feet per unit.

       A. Lessor has completed construction of the structural shell of the Building, with utilities stubbed to a point, described in the Building construction plans, on the boundary of the Premises. Lessor shall be responsible for all improvements as described in (Exhibit A) attached hereto. Such improvements will be limited to all perimeter walls separating the premises from any adjoining units, all interior partition walls of a typical office unit including sheetrock ceiling, painted sheetrock walls, air-conditioning systems, bathroom and all electrical and plumbing necessary to the above. All improvements or extra facilities in excess of (Exhibit A) to the premises will be constructed exclusively by the Lessor under separate contract.

       B. Lessor shall cause the construction of and improvements to the Premises pursuant to the approved plans and specifications therefore, be complete not later than ninety (90) days after commencement thereof (the Premises Completion Date). The Premises Completion Date shall be the date of receipt of a certificate of occupancy for the Premises. Inability of Lessor to commence or complete construction of and improvement to the Premises in accordance with the acts of God, war, emergencies or shortages or unavailability of materials or other causes beyond Lessor's reasonable control, shall extend the period for completion of construction and improvement by Lessor for a period equal to the period(s) of such delay(s).

2nd: TERM. The term of this Lease shall commence on the date of execution hereof (Commencement Date) and the accrual of rents hereunder, shall commence on the date of execution hereof (Premise Completion Date) hereinafter defined and shall extend to the 36th month. The lease will expire midnight 12:00 A.M. (APRIL 9, 2000) the (Expiration Date).


3rd.   RENT.   Lessee agrees to pay Lessor, without demand, set-off or
deduction, a rent to Lessor in the amount of $27,168.00 per year plus tax, $2,264.00 per month plus tax, beginning APRIL 10, 1997 and ending APRIL 9, 2000, payable in equal monthly installments over the life of this lease, accruing from the Commencement Date forward.

    Upon the Premises Completion Date a one (1) month rental abatement shall commence and shall extend to and expire on the thirtieth (30) day.

       Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each calendar month of the term to Lessor at Lessor's office at Boca Raton, Florida, or at such other place Lessor may from time to time designate in writing. If the Premise Completion Date is not on the first (1st) day of a calendar month, Base Rent for the period between the Premise Completion Date and the first (1st) day of the following month shall be apportioned on a per diem basis, at the monthly rental rate hereinabove provided, and shall be payable on the Premise Completion Date. In addition to the rentals herein reserved, lessee shall also pay the amount of any use or sales tax on said rent imposed by the State of Florida and any federal or local government, which taxes and other assessments shall be paid at the same time and in the same manner as each payment of rent.

4th:   ACCORD AND SATISFACTION.   No payment by lessee or receipt by Lessor of a
lesser amount than any installment or payment of rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of rent shall be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or payment of rent, or pursue any other remedies available to Lessor.

5th:   C.P.I. INCREASE.  At the expiration of the first year and second year as set forth in article 3, the Lessee agrees to pay a C.P.I. increase over the prior year rent. The annual rent will be increased annually by the percentage that the Consumer Price Index hereinafter defined increases over the prior year rent. The C.P.I. increase shall be calculated using the anniversary date C.P.I. minus commencement date C.P.I. divided by the commencement date C.P.I. equaling a percentage increase. The percentage increase is then multiplied by the prior year full base rent (i.e. twelve monthly rents) equaling the new rental increase added to the prior year rent.

       Consumer Price Index shall be defined as the "Consumer Price Index for Urban Wage Earners nd Clerical Workers (1967-100)" specified for "All Items", relating to U.S. City Average and issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of any percentage increase shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event the Index shall cease to be published, then for the purpose of this Schedule, there shall be substituted for the Index such other Index as the Lessor and Lessee shall agree upon, and, in the event the parties are unable to agree within ninety (90) days after the Index ceases to be published, such matter shall be resolved with the Rules of the American Arbitration Association.

     The C.P.I. increase shall not exceed seven (7%) percent annually.

6th:     LATE CHARGE.     The Lessor shall have the right to have payment of
rent as well as all additional rent set forth within this Lease made in cash or corporate check or certified check during banking hours. Any payment, including without limitation taxes, maintenance, rent paid during the lease period or other additional rent, not made within five (5) days of the due date shall be deemed late, and the Lessor shall have the right to assess a late charge of ten (10%) percent of the amount of payment due, which amount shall be deemed additional rent, expressly provided, however, that the Lessee shall pay an additional late charge of five (5%) percent of any monthly installment for each and every thirty (30) day period after the date that said monthly installment was originally due. This provision shall be in addition to such other remedies as the Lessor may have under this lease by reason of the breach by the Lessee of any covenant or condition of said lease agreement.

     Cash or certified check shall be required for any and all payments deemed late.

7th:     USE.     Lessee, its successors and assigns, shall use the Premises exclusively for the purpose of a warehouse and related activities and for no other use or purpose whatsoever. Lessee shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities and Lessor respecting the use, operation and activities of the Premises (including sidewalks, streets, approaches, drives, entrances and other common areas serving the Premises), and any part thereof, or permit any nuisance thereon. Lessee shall not make any use of the Premises which would make void or voidable any policy of liability, fire or extended coverage insurance covering the Premises. Lessee shall maintain all interior windows, if any, in a neat and clean condition and Lessee shall not permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist upon or about the Premises. Lessee shall use the Premises only for the purpose stated in this Lease and shall not leave said Premises vacant or suffer or permit any waste or mistreatment thereof. Lessee agrees to abide by any rules or regulations promulgated by Lessor which shall not discriminate against Lessee.

     Throughout the term of this lease, Lessee is not permitted, nor shall Lessee permit any employees, agents, invitees or guests of Lessee, to bring onto the center (the Lessee premises, the buildings 1120 and 1140 Holland Drive, and all common areas) any birds, domestic or wild animals without the Lessor's express written consent which may be unreasonably withheld.

8th:     OCCUPATIONAL LICENSE.     Lessee agrees to supply a copy of county and
city occupational licenses to Lessor prior to taking occupancy of the premises. Lessee further agrees to keep both licenses current, and to supply Lessor with copies of any, if any, renewals. In the event that any license is revoked, suspended or no longer in effect, at Lessor's option, Lessor may cancel the

Lessee's lease upon written notice or make application for license on Lessee's behalf, at Lessee's expense.

9th:     REPAIRS AND MAINTENANCE.     Lessor shall not be called upon and shall
have no obligation to make any repairs, improvements or alterations whatsoever to the Premises. Lessee shall service, keep and maintain the interior of the Premises, including all plumbing, wiring, piping, heating and cooling equipment and fixtures and equipment on the interior of the Premises in good and substantial repair during the entire term of this Lease. Lessee agrees to make repairs promptly as they may be needed at its own expense, and at the end of the term or upon termination of this Lease. Lessee shall deliver up the Premises in good condition and repair, reasonable wear and tear excepted, and in a broom-clean condition with all glass and all windows and doors intact.

     At all times during the term of the Lease, Lessee, at lessee's expense, shall maintain in effect and good standing with respect to the Premises service contracts, pest control and janitorial service; provided, that Lessee shall not be obligated to contract for any service that is provided to the Premises by the Condominium Association, if any.

     Lessee agrees to maintain the interior of the premises in a clean and orderly fashion that is consistent with the use and appearance of the building. In the event that Lessee does not conform to this provision, Lessor reserves the right, upon written notice, and at the Lessee's sole cost and expense, to re-enter the Lessee's premises for the specific purpose of rectifying the condition and restoring the subject premises to the condition, use and appearance intended by the parties at the time of this lease agreement.

10th:     QUIET ENJOYMENT.     Lessor covenants that so long as Lessee pays the
rent reserved in the Lease and performs its agreements hereunder, Lessee shall have the right quietly to enjoy and use the Premises for the term hereof, subject only to the provisions of this Lease.

11th:     ASSIGNMENT.     Lessee shall not assign this Lease nor any rights
hereunder, nor let or sublet all or part of the Premises, nor suffer or permit any person or corporation to use any part of the Premises, without first obtaining the express written consent of Lessor. Should Lessor consent to such assignment of the Lease, or to a sublease of all or part of the Premises, assignee or sublessee shall be responsible for a twenty (20%) percent increase to the base rent. Lessee does hereby guarantee payment of all rent herein reserved until the expiration of the original term and any extension or renewal hereof and no failure of Lessor promptly to collect rent or any other such charge from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relieve Lessee from its guaranty or obligation for payment of such rents.

     The assignee or sublessee shall not be a then-existing lessee or tenant or occupant of the buildings (1120 and 1140 Holland Drive) of which the demised premises are a part, or a person or entity with whom Lessor is then dealing with regard to leasing space in the buildings (1120 and 1140 Holland Drive), or with whom Lessor has had any dealings within the past twelve (12) months with regard to leasing space in the buildings (1120 and 1140 Holland Drive).

12th:     BINDING CONTRACT.     This contract shall bind the Lessor and its

assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the cause may be, of the lease.

13th:     UTILITIES.     Lessee shall pay all costs and expenses for
electricity, heating and cooling, and any and all other utilities separately metered, furnished to or used in connection with the Premises for any purpose whatsoever during the term of this Lease, promptly as each costs or expenses shall become due and payable.

14th:     SIGNS.     Lessee shall not place or suffer to be placed or maintained upon any exterior door, roof, wall or window of the Premises any sign, awning, canopy or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises, and will not place or maintain any freestanding standard within or upon the common areas of the Building or immediately adjacent thereto, without first obtaining the express prior written consent of Lessor. Lessee agrees at Lessee's sole expense to install and maintain such sign, lettering, or other thing as may be approved by Lessor in good condition and repair at all times and to remove the same at the end of the term of this Lease as and if requested by Lessor. Upon removal thereof, Lessee agrees to repair any damage to the Premises caused by such installation and/or removal.

15th:     PARKING, COMMON AREAS AND BUILDING SECURITY.  In addition to the
Premises, Lessee shall have the right to non exclusive use, in common with Lessor, other lessees and owners, and the guests, employees and invitees of same of (a) automobile parking areas, driveways and footways, and (b) such loading facilities and other facilities as may be designated from time to time by Lessor, subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor; provided, however, that Lessor shall have the right at any time and from time to time to assign parking for use by Lessee, its employees, guests and invitees. At no time shall Lessee, it's employees, guests and invitees exceed the use of eight parking stalls.

     Lessee is strictly prohibited from the use of any parking stalls or common areas for the purposes of servicing, repairing, cleaning, storage or related activities of motor vehicles or other equipment.

     The common areas shall be subject to the exclusive control and management of Lessor, which shall have the right to establish, modify and change and enforce from time to time rules and regulations with respect to the common areas; and Lessee agrees to abide by and conform with such rules and regulations.

16th:     ALTERATIONS TO THE PREMISES AND REMOVAL OF EQUIPMENT.  Lessee
shall not make any alteration or addition to the Premises, including but not limited to the installation of air conditioning, without first obtaining the express written consent of Lessor. Upon expiration and termination of this Lease, all installations, fixtures, improvements and alterations made or installed by Lessee, including but not limited to electric lighting fixtures made by Lessee, and all repairs, improvements, replacements and alterations to the Premises made by Lessee, shall remain a part of the Premises as the property of Lessor, except for trade fixtures.

17th:     LESSOR'S RIGHT TO PERFORM BUILDING RENOVATIONS.  Lessee
understands and agrees that Lessor may at any time or from time to time during the term of this Lease, perform substantial renovation work in and to the Building or the mechanical systems serving the Building (which work may include, but not limited to, the repair or replacement of the Building's exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing system, common hallways, or lobby), any of which work may require access to the same from within the Premises.

     Lessee agrees that:

     a) Lessor shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work, and

     b) Lessor shall incur no liability to Lessee, nor shall Lessee be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Lessee's business at the Premises (provided that Lessee is not denied access to said Premises) which shall arise out of said access by Lessor or by the performance by Lessor of the aforesaid renovations at the Building.

     Lessor shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Lessee's business during any such entry upon the Premises by Lessor.

     It is expressly understood and agreed by and between Lessor and Lessee that if Lessee shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to Lessor under this provision, or if Lessor shall commence any action or proceeding to obtain access to the Premises in accordance with this provision, and if Lessor shall prevail in any such action, then Lessee shall pay to Lessor, as additional rent under this Lease, a sum equal to all legal fees, costs, and disbursements incurred by Lessor in any way related to or arising out of such action or proceeding.

18th:     LIENS.  Lessee agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Lessee to the Premises and further agrees to indemnify and hold harmless Lessor from and against any and all such costs and liabilities incurred by Lessee, and against any and all mechanic's, materialman's or laborer's liens related to or arising out of such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or site on which it is located. Notwithstanding anything to the contrary in this Lease, the interest of Lessor in the Premises shall not be subject to liens for improvements made by or for Lessee, whether or not the same shall be made or done in accordance with an agreement between Lessor and Lessee, and it is specifically understood and agreed that in no event shall Lessor or the interest of Lessor in the Premises by liable for or subjected to any mechanic's, materialman's or laborer's liens for improvements or work made by or for Lessee; and this Lease specifically prohibits the subjecting of Lessor's interest in the Premises to any mechanic's, materialman's or laborer's liens for improvements made by Lessee or for which Lessee is reponsible for payment under the terms of this Agreement. All persons dealing with Lessee are hereby placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Lessor in the Premises of Building or the site on which it is located on account of or growing out of any improvement or work done by or for Lessee, or any person claiming by, through or under Lessee, or for improvements or work the cost of which is the responsibility of Lessee, Lessee agrees to have such lien canceled and discharged of record as a claim against the interest of Lessor in the Premises or the Building or the site on which it is located (either by payment or bond as permitted by law) within ten (10) days' after notice to Lessee by Lessor, and in the event Lessee shall fail to do so, Lessee shall be considered in default under this Lease.

     At Lessor's Option, Lessee agrees to execute a Memorandum of this Lease to be recorded in Public Records of Palm Beach County, Florida, setting forth the provisions of this Article 18.

19th:     CASUALTY.  In the event the Premises are rendered untenantable by fire or other casualty, Lessor shall have the option of terminating this Lease or rebuilding the Premises and in such event written notice of the election by Lessor shall be given to Lessee within 90 days after the occurrence of the casualty. In the event Lessor elects to rebuild the Premises, the Premises shall be restored to its former condition prior to tenant improvement work (whether or not such improvement work may have been performed by Lessor), within a reasonable time, during which time no payment of rent or other sum due hereunder from Lessee to Lessor shall abate. In the event Lessor elects to terminate this Lease, the rent shall be paid to and adjusted as of this date of such casualty, and the term of this Lease shall then expire and this Lease shall be of no further force or effect and Lessor shall be entitled to sole possession of the Premises.

20th:     INSURANCE.  Lessor shall not be liable for injury caused to any person or property by reason of the failure of Lessee to perform any of its covenants or agreements hereunder, nor for such damages or injury caused by reason of any defect in the Premises now or in the future existing, or for any damages or injury caused by reason of any present or future defect in the plumbing, wiring or piping of the Premises or Building or plumbing leaks or other consequences of such defects or system failures. Lessee agrees to indemnify and hold harmless Lessor from and against any and all loss, damage, claim, demand, liability or expense by reason of any damages or injury to persons (including loss of life) or property which may arise or be claimed to have arisen as a result of or in connection with the occupancy or use of the Premises or common areas by Lessee. Lessee shall, at its expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, public liability insurance with limits of coverage not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) for any property damage or loss from any one (1) accident, and not less than One Million and No/100 Dollars ($1,000,000.00) for injury to any one (1) person from any one (1) accident, applicable to the Premises. Each policy of insurance shall name as the insured thereunder Lessor and Lessee. Each such liability insurance policy shall be of the type commonly known as owner's, landlord's and tenant's insurance and shall be obtained from a company satisfactory to Lessor. The original of each such policy of insurance or certified duplicates thereof issued by the insurance or insuring organization shall be delivered by Lessee to Lessor on or before ten
(10) days prior to occupancy of the Premises by Lessee, providing for thirty
(30) days notice of cancellation to Lessor.

     Lessee shall provide at all times during which construction is being performed upon the Premises by Lessee, including initial construction of the Premises prior to the term of this Lease, and during any alteration of the Premises builder's risk insurance with such reasonable limits as Lessor shall from time to time require, and any such policy of insurance shall name as the insured thereunder Lessor and Lessee as their interest may appear. Further, Lessee shall maintain at all times during the term of the Lease, Workman's Compensation and Employer's Liability insurance at legally required levels for the benefit of all employees entering upon the Building as a result of or in connection with their employment by Lessee.

21st:   LIABILITY OF PERSONAL PROPERTY. All personal property placed or moved in the premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-Lessee or occupants of the building or of any other person whomsoever.

22nd:   NONLIABILITY FOR INJURY, LOSS, OR DAMAGE.  Lessee acknowledges and agrees that Lessor shall not be liable or responsible in any way to Lessee or any other person for:

        1. Any Injury arising from or out of any occurrence in, upon, at, or relating to the Center (the premises, the buildings, 1120 and 1140 Holland Drive, and all common areas) or any part thereof or any loss or damage to property (including loss of use thereof) of Lessee or any other Person located in the Center or any party thereof from any cause whatsoever, whether or not such Injury, loss, or damage results from any fault, default, negligence, act, or omission of Lessor or its agents, servants, employees, or any other Person for whom Lessor is in law responsible;

        2. (Without limiting the generality of the foregoing provisions of this Section) any Injury to Lessee or any other Person or loss or damage to property resulting from: fire; smoke; explosion; falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any hazardous material or substance; debris; noise; air or noise pollution; theft; vandalism; assault; battery, breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flood; flooding; sinkhole; freezing; tornado; hurricane; tropical depression; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the Center, or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roof(s), windows, skylights, doors, trapdoors, or subsurface of any floor or ceiling of any part of the Center, or from the street or any place, or by dampness or climatic conditions, or from any other cause whatsoever;

        3. Any Injury, loss, or damage caused by other lessees or any Person in the Center, or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public, or quasi-public work, or by interruption, cessation, or failure of any public or other utility serice, or caused by Force Majeure;

        4. Any Injury to Lessee or any other Person or any loss or damage suffered to the Premises or the contents thereof by any reason of Lessor or its representatives entering the Premises to undertake any work therein, or to exercise any of Lessor's rights or remedies hereunder, or to fulfill any of Lessor's obligations hereunder, or in the case of emergency; or

        5. Any Injury, loss, or damage to property caused by perils insured against or required to be insured against by Lessee pursuant to clause #20, Insurance. Lessee shall promptly indemnify and hold Lessor harmless from and against any and all claims in connection with any Injury of any loss or damage to property referred to in this Section.

23rd:   INSPECTION AND REPAIR.   Lessor or its representatives shall have the
right at any reasonable time, to enter upon the Premises for the purpose of inspection or for the purpose of making or causing to be made any repairs or otherwise to protect its interest, and the exercise or failure to exercise said right shall in no way diminish Lessee's obligations or enlarge Lessor's obligations under this lease, or affect any right of Lessor, or create any duty or liability by Lessor to Lessee or any third party. Lessor shall have the right to show the Premises to a prospective tenant at any time within ninety (90) days prior to the expiration or termination of this Lease, upon reasonable notice to Lessee.

24th:   DEFAULT.   In the event Lessee shall fail (a) to make any rental or
other payment due hereunder within five (5) days after the same shall become due, or (b) abandon the Premises during the term hereof, or (c) breach or fail to perform any of the agreements herein other than the agreement to pay rent, and shall fail to cure such breach or failure within three (3) days after written notice from Lessor, or (d) breach or fail to perform any of the agreements in clause #8 (Occupational Licenses), clause #9 (Repairs & Maintenance), clause #13 (Utilities), or clause #20 (Insurance), and shall fail to cure such breach or failure within thirty (30) days after written notice from Lessor, then Lessor, in any such event(s), shall have the option to:

        1.   Sue for rents as they may become due;


        2. Terminate this Lease, resume possession of the Premises for its own account and recover immediately from Lessee the difference between the rent for which provision is made in the Lease and fair rental value of the Premises for the remainder of the Lease term, together with any other damage occasioned by or resulting from the abandonment or a breach or default other than a default in the payment of rent;

        3. Resume possession and re-lease and re-rent the Premises for the remainder of the lease term for the account of Lessee and recover from Lessee, at the end of the lease term or at the time each payment of rent becomes due under this Lease, as the Lessor may elect, the difference between the rent for which provisions are made in this Lease and the rent received on the re-leasing or re-renting, together with all costs and expenses of Lessor in connection with such re-leasing or re-rental and the collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the re-leasing or re-rental, and if this option is exercised, Lessor shall, in addition, be entitled to recover from Lessee immediately any other damages occasioned by or resulting from the abandonment or a breach or default in the payment of rent.

     The remedies for which provision is made in this Article 24 shall not be exclusive and in addition thereto Lessor may pursue such other remedies as are provided by law in the event of any breach, default or abandonment by Lessee. In any event, and irrespective of any option exercised by Lessor, Lessee agrees to pay and the Lessor shall be entitled to recover all costs and expenses incurred by Lessor, including costs and reasonable attorney's fees in all trial and appellate proceedings, in connection with collection of rent or damages or enforcing other rights of Lessor in the event of a breach or default or abandonment by Lessee, irrespective of whether or not Lessor elects to terminate this Lease by reason of such a breach, default or abandonment. Lessee hereby expressly waive any and all rights of redemption, if any, granted by or under any present or future law in the event Lessee shall be evicted or dispossessed for any cause, or in the event Lessor shall obtain possession of the Premises by virture of the provisions of this Lease, or otherwise and Lessee waives any right to trial by jury on ay issue which may be litigated herein.

    Any and all sums due under the Lease from Lessee to Lessor and not paid on the due date shall bear interest from the due date at the maximum rate allowed by law until fully paid.

25th: ATTORNEY'S FEES. Lessee agrees to pay the cost of collection and all reasonable attorney's fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

26th: BANKRUPTCY. If the Lessee shall become insolvent or if bankruptcy proceedings shall begin by or against the Lessee, before the end of said term the Lessor is hereby irrevocably authorized at its opton, to forthwith cancel this lease, as for a default, Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

27th: HOMESTEAD EXEMPTION. Lessee hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of The State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

28th: WAIVER OF ESTOPPEL. The failure of Lessor to insist, in any one or more instances, upon strict performance of any covenants or agreements of this Lease, or to exercise any option of Lessor herein contained, shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, agreement or option, but the same shall continue and remain in full force and effect. Receipt of rent by Lessor, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breach and no waiver by Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor.

29th: MORTGAGE SUBORDINATION. All rights and interests of Lessee hereunder are and shall be and remain subject, subordinate and inferior to all mortgages heretofore or hereafter given and encumbering the Premises, or any part thereof, and shall likewise be subordinate and inferior to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, and the right of the holder of any such mortgage shall at all times be and remain prior and superior to all rights and interests of Lessee. This provision shall operate as a subordinate agreement with respect to all such mortgages and all renewals, modifications, consolidations, replacements and extensions thereof. If the holder of any such mortgage or any person, firm or corporation agreeing to make a loan secured by a mortgage on the Premises shall require confirmation of any subordination agreement with respect to any mortgage transaction, Lessee shall execute such confirmation or subordination agreement in the form required by such mortgage holder or other person or corporation agreeing to make a loan secured by a mortgage on the Premises, and the execution of the same shall not diminish or affect the liability of lessee hereunder or of any other party responsible for or guaranteeing the obligations of Lessee under this Lease.

30th: CONDEMNATION. Lessor reserves unto itself, and Lessee assigns to Lessor, all right to damages accruing on account of any taking or condemnation of any part of the Premises, or by reason of any act of any public or quasi-public authority for which damages are payable. Lessee agrees to execute such instruments of assignment as may be required by Lessor, to join with Lessor in any petition for the recovery of damages, if requested by Lessor, and to turn over to Lessor any such damages that may be recovered in any such proceeding. Lessor does not reserve to itself, and Lessee does not assign to Lessor, any damages payable for trade fixtures installed by Lessee at its cost and expense and which are not part of the realty.

In the event the Premises are deemed condemned after legal completion of condemnation proceedings, Lessee shall have the right to terminate this lease agreement upon one hundred and twenty (120) days notice to Lessor.


31st: RECAPTURE. It is hereby agreed and understood between Lessor and Lessee that in the event the Lessor decides to remodel, alter or demolish all or any part of the premises leased hereunder, or in the event of the sale or long term lease of all or any part of the premises; requiring this space, the Lessee hereby agrees to vacate same upon receipt of sixty (60) days written notice and the return of any advance rental paid on account of this lease.

33rd: DEPOSITS AND ADVANCES. Any funds paid by Lessee to Lessor as a deposit or advance pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, may be comingled with other funds of the Lessor and need not be placed in trust, deposited in escrow or otherwise held in a segregated account, and no interest shall accrue or be due thereon to Lessee. In addition, if any sum or sums of money shall become payable by Lessee to Lessor pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, or by any law, ordinance or regulation affecting this Lease, Lessor shall have the right to apply any deposits and advances theretofore made by Lessee against such sums due by Lessee to Lessor.

34th: SECURITY DEPOSIT. Lessee has deposited with Lessor and Lessor hereby acknowledges receipt of the sum of $9,000.00, which shall be held by Lessor, without accrual of interest, as security for the faithful performance by Lessee of all the terms of this Lease by Lessee to be observed and performed. Said deposit shall not be mortgaged, assigned, transferred or encumbered by Lessee without the express prior written consent of Lessor and any such act on the part of Lessee shall be without force and effect and shall not be binding upon Lessor. If any of the rents herein reserved or any other sum payable by Lessee or Lessor hereunder shall be overdue or unpaid, or should Lessor make payments on behalf of this Lease, then Lessor, at its option and without prejudice to any other remedy which Lessor may have on account thereof, may appropriate and apply said entire deposit, or so much thereof as may be necessary to compensate Lessor, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Lessor due to such breach on the part of Lessee; and Lessee shall forthwith upon demand restore said security deposit to the original sum deposited. Should Lessee comply with all of the terms and promptly pay all of the rentals and all other sums payable by Lessee to Lessor as they become due, said deposit shall be returned in full to Lessee at the end of the term. In the event of bankruptcy or other creditor debt proceedings against Lessee, the security deposit shall be deemed to be first applied to the payment of rent and other charges due Lessor for a period prior to the filing of such proceedings.

    Lessor may deliver the security and any other deposit made hereunder by Lessee to the purchaser of Lessor's interest in the Premises and in the event that such interest be sold or otherwise conveyed, and thereupon Lessor shall be discharged from any further liability with respect to such deposit; and this provision shall also apply to any subsequent transferee of Lessor.

35th: NOTICES. All notices required or contemplated by this Lease shall be in writing and shall be delivered in person or by United States Certified Mail, Return Receipt Requested, addressed to the party to whom such notice is directed at the addresses set forth in the first paragraph of this Lease. By giving at least two (2) days' prior written notice to the other party, either party may change its address for notices hereunder.

36th: TIME OF THE ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

37th: BROKERAGE. Lessee acknowledges that it has not dealt, consulted or negotiated with any real estate broker, salesperson or agent other than COMMERCIAL FLORIDA REALTY PARTNERS, INC. (the "Broker"), and Lessee hereby agrees to indemnify and hold harmless Lessor from and against any and all loss and liability resulting from or arising out of any claim that Lessee has dealt or negotiated with any real estate broker, salesperson or agent other than the Broker in connection with the transaction which is the subject of this Lease.

38th: RECORDATION. This Agreement is not to be recorded in the Public Records, and if Lessee does record this Agreement, Lessee shall be in default and Lessor shall be entitled to exercise any of its rights as a result of Lessee's default.

39th: ENTIRE AGREEMENT. Lessee agrees that Lessor has not made any statement, promise or agreement, or taken upon itself any engagement whatsoever, verbally or in writing, in conflict with the terms of this Lease, or in which any way modifies, varies, alters, enlarges or invalidates any of its provisions. This Lease sets forth the entire understanding between Lessor and Lessee, and shall not be changed, modified or amended and Lessee, except by an instrument in writing signed by the party against whom the enforcement of any such change, modification or amendment is sought. The covenants and agrements herein contained shall bind, and the benefit and advantages hereof shall inure to, the respective heirs, legal representatives, successors and assigns of Lessor and Lessee. Whenever used the singular number shall include the plural, and the plural the singular and the use of any gender shall include all genders. The headings set forth in this Lease are for ease of reference only, and shall not be interpreted to modify or limit the provisions hereof. This Lease shall be construed in accordance with the laws of the State of Florida.

40th: VALIDITY OF LEASE. The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdicition or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force in effect.

40th: VALIDITY OF LEASE. The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights. The terms, conditions, covenants and provisions of this lease shall be be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force in effect.

41st: ESTOPPEL CERTIFICATES. Within no more than ten (10) days after receipt of written request, the Lessee shall furnish to the Lessor a certificate, duly acknowledged, certifying, to the extent true:


    a) that this Lease is in full force and effect:
    b) that the Lessee knows of no default hereunder on the part of the Lessor, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail;
    c) the amount of the rent being paid and the last date to which rent has been paid;
    d) that this Lease has not been modified, or if it has been modified, the terms and dates of such modifications;
    e) that the term of this Lease has been commenced;
    f) the commencement and expiration dates;
    g) whether all work to be performed by the Lessor has been completed;
    h) whether the Renewal Term option has been exercised;
    i) whether there exist any claims or deductions from, or defenses to, the payment of Rent; and
    j) such other matters as may be reasonably requested by the Lessor.

    If the Lessee fails to execute and deliver to the Lessor a completed certificate as required under this Section, the Lessee hereby appoints the Lessor as his attorney-in-fact to execute and deliver such certificate for and on behalf of the Lessee.

42nd: HAZARDOUS SUBSTANCE. The Lessee shall not use in any way, or permit or suffer the use of the Leased Premises or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of transfer, or process any Hazardous Substance as defined herein, unless it has received the prior written consent of the Lessor, which may be unreasonably witheld.

    Any Substance which the Lessor permits the Lessee to treat, store, transfer, or dispose of must be done in strict compliance with any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environment Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), The Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. 2601 et seq.), and the

Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as these laws have been amended or supplemented.

    "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental
Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.) the
Resource Conversation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as these laws have been amended or supplemented.

45th:   WATER CONSUMPTION.   Lessee shall be responsible and shall reimburse
Lessor for all costs and expenses relating to water capacity, commodity, and sewer charges in excess of one thousand five hundred gallons (1,500 gals.) per month as determined by Lessor during the term of this Lease, promptly as each costs or expenses shall become due and payable.

46th:   TRASH AND GARBAGE REMOVAL.  Lessee shall be responsible and shall reimburse Lessor for all costs and expenses relating to trash and garbage removal in excess of five (5) cubic yards per month as determined by Lessor during the term of the Lease, promptly as each costs or expenses shall become due and payable.

47th:   OPTION PERIOD.  At the expiration of the first three (3) year period as set forth in Articles 2 & 3, if this lease shall be in full force and effect, and the Lessee shall have complied in all respects with the agreements, conditions, covenants and terms, and the Lessee is not in default of this Lease, either at the time this option is exercised or at the time this option period commences, the Lessor will, at the option of the Lessee, grant to the Lessee an additional term of the demised premises for one further term of three (3) years commencing April 10, 2000 and ending April 9, 2003; under the same terms and conditions of this lease, with the exception of the rent amount, and shall continue without interrution, provided Lessee has executed said option no less than one hundred twenty (120) days prior to April 9, 2000 by written notice to Lessor by certified mail, return receipt.

The rent for the period beginning April 10, 2000 and ending April 9, 2001 shall be the rent for the period beginning April 10, 1999 and ending April 9, 2000 plus C.P.I. plus tax which is to be paid on the first day of each and every month commencing April 10, 2000 and a like sum on the first day of each and every month thereafter until and including April 9, 2001.

The rent for the period beginning April 10, 2001 and ending April 9, 2002 shall be the rent for the period beginning April 10, 2000 and ending April 9, 2001 plus C.P.I. plus tax which is to be paid on the first day of each and every month commencing April 10, 2001 and a like sum on the first day of each and every month thereafter until and including April 9, 2002.

    The rent for the period beginning April 10, 2002 and ending April 9, 2003 shall be the rent for the period beginning April 10, 2001 and ending
April 9, 2002 plus C.P.I. plus tax which is to be paid on the first day of each and every month commencing April 10, 2002 and a like sum on the first day of each and every month thereafter until and including April 9, 2003.

48th:   RIGHT OF FIRST OFFER.  Provided this Lease shall be in full force and effect, and the Lessee shall have complied in all respects with the agreements, conditions, covenants and terms, and the Lessee is not in default of this Lease, either at the time this option is exercised or at the commencement date of this option, Lessor will grant to the Lessee a onetime "Right of First Offer" to lease units #10 and #20 of 1120 Holland Drive should the possession of the units become available to the Lessor to lease during the period commencing April 10, 1997 and ending April 9, 2000.

Should Lessee either reject such offer, fail to execute a Lease Agreement for units #10 and #20 of 1120 Holland Drive within seven (7) days after written notification to Lessee, or a period of seven (7) days has elapsed after receipt of written notice from Lessor, the Lessee will have irretrievably lost such right to said units and Lessor's obligation under the clause will be null and void and without further force and effect throughout the remainder of the term of this Lease Agreement. Lessor shall thereafter be free to lease said units either in proportions or in its entirety to any third party Lessee on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this clause.

This "Right of First Offer" is exclusive to the Lessee and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or part of the Premises of this Lease Agreement.

CONFIRMATION WITH LAWS AND REGULATIONS

     The Lessor may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

     In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instruments may require. All the terms, convenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

IN WITNESS WHEREOF

The parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

Lessor:   By: /s/ John Di Chiara                                   Date: 3/12/97
             ----------------------------------------------
             Industrial Office Associates
             John Di Chiara, General Partner
             1140 Holland Drive Suite #1
             Boca Raton, Florida 33487


Lessee:   By: /s/ Chaudhury M. Prasad                              Date: 3/12/97
             ----------------------------------------------
             Hydron Technologies, Inc.
             Chaudhury M. Prasad, Vice President Operations
             1001 Yamato Road Suite #403
             Boca Raton, Florida 33431
             (561) 994-6191

        SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF OR ATTESTED BY


                         /s/ [Illegible]
                         ----------------------------
                              Witness for Lessor

                         /s/ [Illegible]
                         ----------------------------

                              Witness for Lessee

                       CORPORATE ACKNOWLEDGEMENT

State of Florida, County of Palm Beach: Be it remembered, that on March 12, 1997, before me, the subscriber, _____________, personally appeared __________, who, I am satisfied, is the person so named in and who executed the within instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as this act and deed, for the uses and purposes therein expressed.



                                                    BY: _______________________

State of Florida, County of Palm Beach: Be it remembered, that on 13th day of March, 1997, before me, the subscriber, Angelieque Polizzi, personally appeared Chaudhury M. Prasad, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the Secretary of Hydron Technologies Inc, the Corporation named in the within instrument; that Harvey Tauman, the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and delivered by said Harvey Tauman, President as and for the voluntary act and deed of said Corporation, in the presence of deponent, who thereupon subscribed his name thereto as attesting witness.


Sworn to and subscribed before me, the date aforesaid.


              By: /s/ Angelique F. Polizzi
                  ------------------------
  [SEAL]          ANGELIQUE F. POLIZZI
                  My Comm Exp.1/01/00
                  Bonded By Service Ins
                    No. CC546732

                 [X]Personally Known []Other I D

                               EXHIBIT A

1) Lessor shall be responsible for the initial cost and the installation of a five (5) ton roof-mounted central air-conditioning system for unit #9 of 1120 Holland Drive.

2) Lessor shall be responsible for the initial cost and the installation of a five (5) ton roof-mounted central air-conditioning system for unit #19 of 1120 Holland Drive.

3) Lessor shall be responsible for the labor and material for the painting of the interior warehouse walls (off-white) and floor (gray) for both units #9 and #19 of 1120 Holland Drive.


                                  12